Security Information

						Security Name		Comparison
Security
	Comparison Security
Cusip						  17133Q205		     62913F201

04269Q100
Issuer					CHUNGHWA TELEKOM		 NII HOLDINGS INC
		  ARRIS
GROUP INC
Bloomberg Ticker						                    CHT
	NIHD
ARRS
Underwriters		Goldman Sachs International,	Morgan Stanley, Banc of
America		 CIBC,
JP Morgan, HC
		Oriental Securities Corporation,  Securities, Credit Suisse,
Sanders
	Wainwright, Needham,
		Merril Lynch International,	Morris Harris, Thomas Weisel

SunTrust
		Deutsche Bank Securities, CLSA	Partners, UBS, Equiserve
Trust
		Limited, The Hongkong and	Company
		Shanghai Bank Corporation Ltd,


UBS AG, Credit Suisse First Boston
(Hong Kong) Ltd, Daiwa Securities
SMBC Hong Kong Ltd.
Years of continuous operation,					               >3
years				N/A		N/A
including predecessors
Security						       Chunghwa Telekom
NII Holdings Inc
Arris Group Inc
Is the affiliate a manager or co-					        Co-Lead
Manager				N/A		N/A
manager of offering?
Name of underwriter or dealer from			  Goldman Sachs International
			N/A		N/A
which purchased
Firm commitment underwriting?					                    Yes
			Yes		Yes
Trade date/Date of Offering					              7/17/2003
	                  9/10/2003
6/19/2002
Total dollar amount of offering		$				 $
		$
sold to QIBs		1,374,160,000.00	210,000,000
70,650,000
Total dollar amount of any			$				 $
		$


concurrent public offering		-				-
-
Total			$				 $				$
		1,374,160,000.00	210,000,000
70,650,000
Public offering price			$				 $
	$
		14.24			60.00				4.71


Price paid if other than public
N/A				N/A		N/A
offering price
Underwriting spread or commission
1.93%			5.00%
5.01%
Rating						                    N/A
	N/A		N/A
Current yield						                    N/A
		N/A		N/A
Fund Specific
Information
	Board		Total Par Value    $ Amount of	   % of Offering
Security	   Fund
Sell
				Purchased         Purchase	  Purchased by the
Performance
Performance   Date*
								Fund
Boston Funds

Scudder Pacific         Boston		$			          $
0.02%	6.55%
7.30%  9/30/20
Opportunities Fund		280,528            280,528
		 03
Scudder Emerging        Boston		$			          $
0.03%	6.55%
13.63%  9/30/20
Markets Growth		365,968            365,968
	 03
New York Funds

Scudder Communications  New York		$			          $
0.26%	6.55%	     -
0.39%  9/30/20
Fund		3,560,000          3,560,000						 03
Scudder International   New York		$			          $
0.13%	6.55%
2.92%  9/30/20
Equity Fund		1,741,694          1,741,694
03
Total						      $               $
0.31%
					5,948,190       5,948,190